UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2004

Chordiant Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29357	93-1051328
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20400 Stevens Creek Blvd, Suite 400, Cupertino, California		95014
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-517-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 21, 2004, Chordiant Software, Inc. ("Chordiant") completed its acquisition of all the issued shares of KiQ Limited, a privately held United Kingdom software company ("KiQ"). On December 8, 2004, Chordiant Software International, Inc. ("Chordiant International"), a wholly-owned subsidiary of Chordiant, entered into a share purchase agreement (the "Purchase Agreement") with Rob Walker, David Barrow, Colin Baker, Zukke Spijkers B.V. and the persons or entities represented by Commonwealth Investments B.V. (the "Shareholders"), the holders of all of the issued shares of KiQ. In addition, on December 8, 2004, Chordiant International and KiQ entered into a Trust Deed (the "Trust Deed").

The Purchase Agreement provided for Chordiant International's acquisition from the Shareholders of all the issued shares of KiQ (the "Acquisition") for an aggregate purchase price of approximately $19.1 million, consisting of (i) approximately $8.6 million in cash (of which $150,000 consisted of reimbursement to KiQ of certain non transaction related expenses incurred by KiQ for the benefit of Chordiant) and (ii) unregistered shares of Chordiant common stock (the "Consideration Shares") having an aggregate issue price of $9.5 million. In addition, under the Trust Deed, Chordiant agreed to pay approximately $1.05 million for certain expenses relating to the cancellation of options held by certain employees and a consultant of KiQ. Cash in the amount of $685,000 was transferred to Chordiant by KiQ at the close of the transaction.

At the closing of the Acquisition, (i) $1,032,410 of the cash and (ii) Consideration Shares having an issue price of $1,140,000 were paid into an escrow account. The cash and Consideration Shares held in the escrow account, to the extent not used to satisfy certain limited indemnification and warranty obligations of the Shareholders, will be released to the Shareholders in three equal installments on the six month, twelve month and eighteen month anniversaries of the closing date of the Acquisition.

The descriptions of the Purchase Agreement and Trust Deed are not complete and are qualified in their entirety by reference to the text of such agreements, which are attached hereto as Exhibits 2.4 and 2.5, respectively.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Chordiant intends to file KiQ’s financial statements under cover of Form 8-K/A no later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Statements.

Chordiant intends to file pro forma financial information relating to its acquisition of KiQ under cover of Form 8-K/A no later than 71 calendar days after the date this report is required to be filed.

(c) Exhibits.

Exhibit No.
2.4 Share Purchase Agreement, dated December 8, 2004, between Chordiant Software International, Inc. and the persons named therein[1]
2.5 Deed of Trust, dated December 8, 2004, between Chordiant Software International, Inc. and KiQ Limited.

[1] Chordiant has omitted Schedules 2-4 and 7-9 to the Share Purchase Agreement pursuant to Item 601(b)(2) of Regulation S-K. A brief description of the omitted schedules is contained in Exhibit 2.4. Chordiant hereby undertakes to provide the SEC with copies of the omitted schedules upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

December 24, 2004	By:	Charles W. Swan

Name: Charles W. Swan
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.4	Share Purchase Agreement, dated December 8, 2004, between Chordiant Software International, Inc. and the persons named therein.
2.5	Deed of Trust, dated December 8, 2004, between Chordiant Software International, Inc. and KiQ Limited.